EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the **"Agreement"**) is made and entered into as of April 22, 2024, and effective April 22, 2024 (the **"Effective Date"),** between Safety Shot Inc., a Delaware corporation, whose principal place of business is 1061 E Indiantown Rd, Suite 110, Jupiter, FL 33477 (the **"Company"**) and Danielle De Rosa, an individual whose mailing address is 2705 West Nighthawk Way, Phoenix, AZ 85045 (the **"Employee").**

RECITALS

WHEREAS, the Company desires to employ the Employee and the Employee desires to be employed by the Company and to enter into a formal employment agreement for the benefit and protection of all of the parties.

NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and the Employee do hereby agree as follows:

1. **Recitals.** The above recitals are true, correct, and are herein incorporated by reference.

2. **Employment.** The Company hereby employs the Employee as the Company's Chief Financial Officer ("CFO") and the Employee hereby accepts employment as a full-time employee, upon the terms and conditions hereinafter set forth.

3. **Duties and Responsibilities.** During the term of this Agreement, the Employee shall serve as Chief Financial Officer of the Company. The Employee shall report to the CEO and Board of the Corporation.

4. **Term.** The Term of employment hereunder will commence on April 22, 2024, and will continue for a period of two-years, which shall auto-renew for successive one-year periods unless terminated pursuant to Section 6. herein.

5. **Compensation and Benefits.**

   a. **Salary.** During the Term of this Agreement, the Employee shall be paid an initial base salary (the **"Base Salary"**) of $250,000 payable bi-monthly.

   b. **Pay Increase.** Subject to suitable business conditions the Employee shall receive a 5% pay increase payable at each one-year anniversary from the commencement of Agreement.

   c. **Stock Options.** As additional compensation hereunder, 200,000 stock options (the "Options"), will be granted to Employee at a strike price equal to the closing market price on the date that Employee first started to work for the Company as an independent consultant. The Options will vest on a quarterly basis, in equal installments over three years. The Options will terminate at the fifth-year anniversary of the Options issue date.

d. **Benefits.** As a Safety Shot, Inc. employee, you will be eligible for health/life/disability insurance coverage supplied per company policy and other benefits as may be established by Employer from time to time with respect to its employees in accordance with Employer's established procedures. Company agrees to pay 100 percent of Employee's medical benefits.

e. **Vacation.** The Company has an unlimited Paid Time Off ("PTO") policy such that the number of paid days off is not limited and is to be determined between Employee and her direct supervisor, the Company's CEO. The Company does not keep a vacation "bank" for employees and unused vacation days do not carry over from year to year.

f. **Business Expense Reimbursement.** During the term of employment, the Employee shall be entitled to receive proper reimbursement for all reasonable, out-of-pocket expenses incurred by the Employee (in accordance with the policies and procedures established by the Company for its employees) in performing services hereunder, provided the Employee properly accounts therefor.

6. **Consequences of Termination of Employment.**

a. **Death.** This Agreement and the Employee's employment hereunder shall be terminated by the death of the Employee and all vested but unexercised Options shall remain exercisable by the Employee's designated beneficiary, or, in the absence of such designation, to the estate or other legal representative of the Employee, through the term of such Option.

b. **Disability.**

i. In the event of the Employee's disability, as hereinafter defined, the Employee shall be entitled to compensation in accordance with the Company's disability compensation practice for Employees.

c. **Termination by the Company for Cause.**

i. Nothing herein shall prevent the Company from terminating Employment for "Cause," as hereinafter defined.

ii. **"Cause"** shall mean and include those actions or events specified below in subsections (A) through (D) to the extent the same occur, or the events constituting the same take place, subsequent to the date of execution of this Agreement: (A) committing or participating in an injurious act of, gross neglect or embezzlement against the Company; (B) committing or participating in any other injurious act or omission wantonly, willfully, recklessly or in a manner which was grossly negligent against the Company, monetarily or otherwise; (C) engaging in a criminal enterprise involving moral turpitude; or (D) the Employee being charged with or a conviction of an act or acts constituting a felony under the laws of the United States or any state thereof. Any other termination shall be deemed a termination **"Other than for Cause."**

d. **Termination by the Company Other than for Cause.** The foregoing

notwithstanding, the Company may terminate the Employee's employment for whatever reason it deems appropriate: On the date of termination the Employee's unexercised Options shall remain exercisable by the Employee through the term of such Options. On the date of termination, the Company shall pay to Employee the following benefits at the times specified below: (A) all Earned

Compensation (to be paid on the date of termination), (B) if termination occurs prior to the two-year term period as specified in (4) above, an amount equal to six (6) months (the "Without Cause Severance Pay"), (C) an amount equal to all accrued and unpaid annual incentive bonuses relating to any prior years, if any, at the time of Employee's termination of employment, (D) all Reimbursable Expenses, (E) reimbursement of insurance premiums payable to continue Employee's group health for a period of six (6) months from the date of termination, including coverage pursuant to the provisions of COBRA, if applicable, and, (F) a pro-rata portion of any annual incentive bonus becoming earned on performance for the fiscal year in which the date of termination occurs.

e. **Voluntary Termination.** In the event the Employee terminates the Employee's employment on the Employee's own volition on the date of termination the Employee's vested but unexercised Options shall remain exercisable by the Employee through the term of such Options.

7. Restrictive Covenant and Non-Disclosure of Information.

a. **Restrictive Covenant.** The Employee acknowledges and recognizes the highly competitive nature of the Company's business and the goodwill, continued patronage, and specifically the names and addresses of the Company's Clients (as hereinafter defined) constitute a substantial asset of the Company having been acquired through considerable time, money and effort. Accordingly, in consideration of the execution of this Agreement, in the event the Employee's employment is terminated by reason of disability pursuant to Section 6(b) or for Cause pursuant to Section 6(c) or if the Employee voluntarily terminates this Agreement pursuant to Section 6(e), then the Employee agrees that during the Restrictive Period and within the Restricted Area, the Employee will not, directly or indirectly, solicit, induce or influence any of the Company's Clients which have a business relationship with the Company at the time during the Restricted Period to discontinue or reduce the extent of such relationship with the Company.

b. **Non-Disclosure of Information.** In the event Employee 's employment has been terminated, Employee agrees that, during the Restricted Period, Employee will not knowingly use or disclose any Proprietary Information of the Company for the Employee's own purposes or for the benefit of any entity engaged in Competitive Business Activities. As used herein, the term **"Proprietary Information"** shall mean trade secrets or confidential proprietary information of the Company which are material to the conduct of the business of the Company. No information can be considered Proprietary Information unless the same is a unique process or method material to the conduct of the Company's business, or is a customer list or similar list of persons engaged in business activities with Company, or if the same is otherwise in the public domain or is required to be disclosed by order of any court or by reason of any statute, law, rule, regulation, ordinance or other governmental requirement. Employee further agrees that in the event his employment is terminated all Documents in his possession at the time of his termination shall be returned to the Company at the Company's principal place of business.

c. **Documents. "Documents"** shall mean all original written, recorded, or graphic matters whatsoever, and any and all copies thereof, including, but not limited to: papers; books; records; tangible things; correspondence; communications; telex messages; memoranda;

work-papers; reports; affidavits; statements; summaries; analyses; evaluations; client records and information; agreements; agendas; advertisements; instructions; charges; manuals; brochures; publications; directories; industry lists; schedules; price lists; client lists; statistical records; training manuals; computer printouts; books of account, records and invoices reflecting business operations; all things similar to any of the foregoing however denominated. In all cases where originals are not available, the term "Documents" shall also mean identical copies of original documents or non-identical copies thereof.

d. **Company's Clients.** The **"Company's Clients"** shall be deemed to be any partnerships, corporations, professional associations or other business organizations with whom the Company has conducted business.

e. **Restrictive Period.** The **"Restrictive Period"** shall be deemed to be five (5) years following termination of the Employee's employment with the Company.

f. **Restricted Area.** The **"Restricted Area"** shall be within a three hundred (300) mile radius of the Company's principal office at the time of termination.

g. **Competitive Business Activities.** The term **"Competitive Business Activities"** as used herein shall be deemed to mean the business of the Company at the time of termination.

h. **Covenants as Essential Elements of this Agreement.** It is understood by and between the parties hereto that the foregoing covenants contained in Sections 7(a) and (b) are essential elements of this Agreement, and that but for the agreement by the Employee to comply with such covenants, the Company would not have agreed to enter into this Agreement. Such covenants by the Employee shall be construed to be agreements independent of any other provisions of this Agreement. The existence of any other claim or cause of action, whether predicated on any other provision in this Agreement, or otherwise, as a result of the relationship between the parties shall not constitute a defense to the enforcement of such covenants against the Employee.

i. **Survival After Termination of Agreement.** Notwithstanding anything to the contrary contained in this Agreement, the covenants in Sections 7(a) and (b) shall survive the termination of this Agreement and the Employee's employment with the Company.

J. **Remedies.**

i. The Employee acknowledges and agrees that the Company's remedy at law for a breach or threatened breach of any of the provisions of Section 7(a) or (b) herein would be inadequate and a breach thereof will cause irreparable harm to the Company. In recognition of this fact, in the event of a breach by the Employee of any of the provisions of Section 7(a) or (b), the Employee agrees that, in addition to any remedy at law available to the Company, including, but not limited to monetary damages, all rights of the Employee to payment or otherwise under this Agreement and all amounts then or thereafter due to the Employee from the Company under this Agreement may be terminated and the Company, without posting any bond, shall be entitled

to obtain, and the Employee agrees not to oppose the Company's request for equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available to the Company.

ii. The Employee acknowledges that the granting of a temporary injunction, temporary restraining order or permanent injunction merely prohibiting the use of Proprietary Information would not be an adequate remedy upon breach or threatened breach of Section 7(a) or (b) and consequently agrees, upon proof of any such breach, to the granting of injunctive relief prohibiting any form of competition with the Company. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach.

8. **Indemnification.** The Employee shall continue to be covered by the Certificate of Incorporation and/or the Bylaws of the Company with respect to matters occurring on or prior to the date of termination of the Employee's employment with the Company, subject to all the provisions of Delaware and Federal law and the Certificate of Incorporation and Bylaws of the Company then in effect. Such reasonable expenses, including attorneys' fees, that may be covered by the Certificate of Incorporation and/or Bylaws of the Company shall be paid by the Company on a current basis in accordance with such provision, the Company's Certificate of Incorporation and Delaware law. To the extent that any such payments by the Company pursuant to the Company's Certificate of Incorporation and/or Bylaws may be subject to repayment by the Employee pursuant to the provisions of the Company's Certificate of Incorporation or Bylaws, or pursuant to Delaware or Federal law, such repayment shall be due and payable by the Employee to the Company within three (3) months after the termination of all proceedings, if any, which relate to such repayment and to the Company's affairs for the period prior to the date of termination of the Employee's employment with the Company and as to which Employee has been covered by such applicable provisions.

9. **Withholding.** Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Employee or the Employee's estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, the Company may accept other arrangements pursuant to which it is satisfied that such tax and other payroll obligations will be satisfied in a manner complying with applicable law or regulation.

10. **Notices.** Any notice required or permitted to be given under the terms of this Agreement shall be sufficient if in writing and if sent postage prepaid by registered or certified mail, return receipt requested; by overnight delivery; by courier; or by confirmed telecopy, in the case of the Employee to the Employee 's last place of business or residence as shown on the records of the Company, or in the case of the Company to its principal office as set forth in the first paragraph of this Agreement, or at such other place as it may designate.

11. **Waiver.** Unless agreed in writing, the failure of either party, at any time, to require performance by the other of any provisions hereunder shall not affect its right thereafter to enforce the same, nor shall a waiver by either party of any breach of any provision hereof be taken or held

to be a waiver of any other preceding or succeeding breach of any term or provision of this Agreement. No extension of time for the performance of any obligation or act shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

12. **Completeness and Modification.** This Agreement constitutes the entire understanding between the parties hereto superseding all prior and contemporaneous agreements or understandings among the parties hereto concerning the Employment Agreement. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties or, in the case of a waiver, by the party to be charged.

13. **Counterparts.** This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one agreement.

14. **Binding Effect/Assignment.** This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and assigns. This Agreement shall not be assignable by the Employee but shall be assignable by the Company in connection with the sale, transfer or other disposition of its business or to any of the Company's affiliates controlled by or under common control with the Company.

15. **Governing Law.** This Agreement shall become valid when executed and accepted by Company. The parties agree that it shall be deemed made and entered into in the State of Florida and shall be governed and construed under and in accordance with the laws of the State of Florida. Anything in this Agreement to the contrary notwithstanding, the Employee shall conduct the Employee's business in a lawful manner and faithfully comply with applicable laws or regulations of the state, city or other political subdivision in which the Employee is located.

16. **Further Assurances.** All parties hereto shall execute and deliver such other instruments and do such other acts as may be necessary to carry out the intent and purposes of this Agreement.

17. **Headings.** The headings of the sections are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

18. **Survival.** Any termination of this Agreement shall not, however, affect the ongoing provisions of this Agreement which shall survive such termination in accordance with their terms.

19. **Severability.** The invalidity or unenforceability, in whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence, clause, phrase or word or of any provision of this Agreement shall not affect the validity or enforceability of the remaining portions thereof.

20. **Enforcement.** Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs.

21. **Venue.** The Company and the Employee acknowledge and agree that the Palm Beach County, Florida shall be the venue and exclusive proper forum in which to adjudicate any case or controversy arising either, directly or indirectly, under or in connection with this Agreement and the parties further agree that, in the event of litigation arising out of or in connection with this Agreement in these courts, they will not contest or challenge the jurisdiction or venue of these courts.

22. **Construction.** This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

IN WITNESS WHEREOF, the parties have executed this Agreement as of date set forth in the first paragraph of this Agreement.

THE COMPANY

SAFETY SHOT, INC.

DocuSigned by:
Jarrett Boon
756842CF0E70458...
Jarrett Boon, CEO

THE EMPLOYEE

DocuSigned by:
Danielle De Rosa
4C28824780...
Danielle De Rosa